Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 1, 2020, relating to the consolidated financial statements of Coherent, Inc. and the effectiveness of Coherent, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Coherent, Inc. for the year ended October 3, 2020.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 21, 2021